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                                                                    EXHIBIT 3.48

                                    BY-LAWS

                                       OF

                              CMI-CAST PARTS, INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

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         1.5      QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of nay stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the

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conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

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Directors shall from time to time determine by resolution of the Board of
Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waves any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote or the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these by-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a

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meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/She shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

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         4.6      TREASURER. The Treasurer shall be selected by the Board of
Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

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6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

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7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered; amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

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